                                                                     Exhibit 99
FIRST AMERICAN CORPORATION
          AND SUBSIDIARIES

SUPPLEMENTAL CONSOLIDATED INCOME STATEMENTS

                                                                                                        NINE MONTHS ENDED
                                                                                                           SEPTEMBER 30
                                                                                                    ------------------------
                                                                                                       1995            1994
                                                                                                    ----------       -------
                                                                                                      (IN THOUSANDS EXCEPT
                                                                                                       PER SHARE AMOUNTS)
INTEREST INCOME
    Interest and fees on loans                                                                      $344,121         $270,454
    Interest and dividends on securities                                                             106,846           96,609
    Interest on Federal funds sold and securities
       purchased under agreements to resell                                                            2,631            2,808
    Interest on time deposits with other banks and other interest                                      2,068              964
-----------------------------------------------------------------------------------------------------------------------------
          Total interest income                                                                      455,666          370,835
-----------------------------------------------------------------------------------------------------------------------------
INTEREST EXPENSE
    Interest on deposits:
       NOW accounts                                                                                   12,258           13,113
       Money market accounts                                                                          59,796           41,414
       Regular savings                                                                                 7,425            9,235
       Certificates of deposit under $100,000                                                         53,028           38,208
       Certificates of deposit $100,000 and over                                                      24,803           12,231
       Other time and foreign                                                                         15,722           11,619
-----------------------------------------------------------------------------------------------------------------------------
          Total interest on deposits                                                                 173,032          125,820
-----------------------------------------------------------------------------------------------------------------------------
    Interest on short-term borrowings                                                                 36,103           18,802
    Interest on long-term debt                                                                        14,041            4,250
-----------------------------------------------------------------------------------------------------------------------------
          Total interest expense                                                                     223,176          148,872
-----------------------------------------------------------------------------------------------------------------------------
NET INTEREST INCOME                                                                                  232,490          221,963
PROVISION FOR LOAN LOSSES (NOTE 3)                                                                        83               79
-----------------------------------------------------------------------------------------------------------------------------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES                                                  232,407          221,884
-----------------------------------------------------------------------------------------------------------------------------
NON-INTEREST INCOME
    Service charges on deposit accounts                                                               34,939           31,580
    Commissions and fees on fiduciary activities                                                      12,404           12,515
    Investment services income and trading account revenue                                             7,936            7,226
    Merchant discount fees                                                                             2,422            2,043
    Net realized gain (loss) and write-down on securities                                                568             (284)
    Other income                                                                                      19,865           20,239
-----------------------------------------------------------------------------------------------------------------------------
       Total non-interest income                                                                      78,134           73,319
-----------------------------------------------------------------------------------------------------------------------------
NON-INTEREST EXPENSE
    Salaries and employee benefits                                                                   106,953          100,903
    Net occupancy expense                                                                             16,412           16,375
    Equipment expense                                                                                 11,243           11,241
    Systems and processing expense                                                                     8,078            8,333
    FDIC insurance expense                                                                             6,914           10,210
    Marketing expense                                                                                  6,769            6,223
    Communication expense                                                                              7,352            6,391
    Supplies expense                                                                                   4,523            4,186
    Foreclosed properties expense (income), net                                                       (3,338)          (3,443)
    Other expenses                                                                                    20,867           20,081
-----------------------------------------------------------------------------------------------------------------------------
       Total non-interest expense                                                                    185,773          180,500
-----------------------------------------------------------------------------------------------------------------------------
Income before income tax expense                                                                     124,768          114,703
Income tax expense                                                                                    45,980           43,012
-----------------------------------------------------------------------------------------------------------------------------
NET INCOME                                                                                          $ 78,788         $ 71,691
=============================================================================================================================
PER COMMON SHARE:
    Net income                                                                                      $   2.79         $   2.50
    Cash dividends                                                                                       .88              .55
=============================================================================================================================
Weighted average common shares outstanding                                                            28,278           28,653
=============================================================================================================================

See notes to supplemental consolidated financial statements.

                                      99-1

FIRST AMERICAN CORPORATION
          AND SUBSIDIARIES

SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS

                                                                                       SEPTEMBER 30               DECEMBER 31
                                                                              -----------------------------       -----------
                                                                                  1995              1994             1994
                                                                              -----------       -----------       ----------
                                                                                           (DOLLARS IN THOUSANDS)
ASSETS
    Cash and due from banks                                                    $  449,865        $  410,082       $  513,916
    Time deposits with other banks                                                  1,219             4,166            3,855
    Securities:
       Held to maturity (market value $1,642,218, $1,611,863 and
          $1,559,241, respectively)                                             1,626,604         1,662,897        1,643,867
       Available for sale (amortized cost $670,638, $521,741
          and $710,960, respectively)                                             670,075           497,371          689,464
----------------------------------------------------------------------------------------------------------------------------
          Total securities                                                      2,296,679         2,160,268        2,333,331
----------------------------------------------------------------------------------------------------------------------------
    Federal funds sold and securities purchased under
       agreements to resell                                                       103,321            81,082           28,134
    Trading account securities                                                     33,628            18,640            8,617
    Loans:
       Commercial                                                               2,697,362         2,139,735        2,289,552
       Consumer--amortizing mortgages                                           1,512,373         1,352,928        1,385,081
       Consumer--other                                                          1,159,003         1,049,376        1,055,943
       Real estate--construction                                                  169,362           124,196          134,513
       Real estate--commercial mortgages and other                                342,201           352,358          316,242
----------------------------------------------------------------------------------------------------------------------------
          Total loans                                                           5,880,301         5,018,593        5,181,331
       Unearned discount and net deferred loan fees                                 6,826             9,527            9,365
----------------------------------------------------------------------------------------------------------------------------
          Loans, net of unearned discount and net deferred
            loan fees                                                           5,873,475         5,009,066        5,171,966
       Allowance for possible loan losses (note 3)                                128,834           139,880          129,436
----------------------------------------------------------------------------------------------------------------------------
          Total net loans                                                       5,744,641         4,869,186        5,042,530
----------------------------------------------------------------------------------------------------------------------------
    Premises and equipment, net                                                   120,047           113,123          111,075
    Foreclosed properties                                                           8,909            14,045           10,091
    Other assets                                                                  212,061           209,379          227,178
----------------------------------------------------------------------------------------------------------------------------
          Total assets                                                         $8,970,370        $7,879,971       $8,278,727
============================================================================================================================
LIABILITIES
    Deposits:
       Demand (non-interest-bearing)                                           $1,165,350        $1,165,517       $1,252,136
       NOW accounts                                                               765,542           845,616          868,000
       Money market accounts                                                    1,933,053         1,513,193        1,611,794
       Regular savings                                                            373,913           498,023          472,188
       Certificates of deposit under $100,000                                   1,396,420         1,359,848        1,342,621
       Certificates of deposit $100,000 and over                                  691,801           464,178          393,301
       Other time                                                                 295,627           314,551          307,439
       Foreign                                                                    102,495            56,887           60,300
----------------------------------------------------------------------------------------------------------------------------
          Total deposits                                                        6,724,201         6,217,813        6,307,779
----------------------------------------------------------------------------------------------------------------------------
    Short-term borrowings                                                       1,073,082           692,855          929,840
    Long-term debt                                                                278,189           161,739          271,473
    Other liabilities                                                             200,770           160,856          101,962
----------------------------------------------------------------------------------------------------------------------------
          Total liabilities                                                     8,276,242         7,233,263        7,611,054
----------------------------------------------------------------------------------------------------------------------------
SHAREHOLDERS' EQUITY
    Common stock, $5 par value; authorized 50,000,000 shares; issued:
       27,630,197 shares at September 30, 1995; 28,713,799 shares at September
       30, 1994 and 28,725,069
       shares at December 31, 1994                                                138,151           143,569          143,625
    Capital surplus                                                                91,394           130,818          130,933
    Retained earnings                                                             467,451           390,965          409,638
    Deferred compensation on restricted stock                                      (1,599)           (2,429)          (2,161)
    Employee stock ownership plan obligation                                         (691)             (831)            (781)
----------------------------------------------------------------------------------------------------------------------------
          Realized shareholders' equity                                           694,706           662,092          681,254
    Net unrealized gains (losses) on securities available
       for sale, net of tax                                                          (578)          (15,384)         (13,581)
----------------------------------------------------------------------------------------------------------------------------
          Total shareholders' equity                                              694,128           646,708          667,673
----------------------------------------------------------------------------------------------------------------------------
          Total liabilities and shareholders' equity                           $8,970,370        $7,879,971       $8,278,727
============================================================================================================================

See notes to supplemental consolidated financial statements.

                                      99-2

FIRST AMERICAN CORPORATION
          AND SUBSIDIARIES

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                                                                                                                   Net
                                                                                                               Unrealized
                                                                                       Deferred     Employee      Gains
                                                                                     Compensation     Stock    (Losses) on
                                                                                          on        Ownership  Securities
                                                    Common     Capital    Retained    Restricted      Plan      Available
(dollars in thousands except per share amounts)      Stock     Surplus    Earnings      Stock      Obligation    for Sale    Total
-----------------------------------------------------------------------------------------------------------------------------------
BALANCE, JANUARY 1, 1994                           $139,574   $128,195   $336,648      $  (1,851)   $ (1,053)   $ 22,049   $623,562
Issuance of 101,312 common shares in connection
     with Employee Benefit Plan, net of
      discount on
     Dividend Reinvestment Plan                         507      1,222          -              -           -           -      1,729
Issuance of 48,289 shares of restricted
 common stock                                           240      1,273          -         (1,425)          -           -         88
Amortization of deferred compensation on
     restricted stock                                     -          -          -            746           -           -        746
Reduction in employee stock ownership plan
     obligation                                           -          -          -              -         162           -        162
Four-for-three stock split of pooled company          3,224         (2)    (3,222)             -           -           -          -
Net income                                                -          -     71,691              -           -           -     71,691
Cash dividends declared ($.63 per common share)           -          -    (16,432)             -           -           -    (16,432)
Cash dividends declared by pooled company                 -          -       (827)             -           -           -       (827)
Change in net unrealized gains (losses)
 on securities
     available for sale, net of tax                       -          -          -              -           -     (37,433)   (37,433)
Adjustment for change in fiscal year of pooled
     company                                             24         74      3,107            101          60           -      3,366
Other                                                     -         56          -              -           -           -         56
-----------------------------------------------------------------------------------------------------------------------------------
BALANCE, SEPTEMBER 30, 1994                        $143,569   $130,818   $390,965      $  (2,429)   $   (831)   $(15,384)  $646,708
-----------------------------------------------------------------------------------------------------------------------------------
Balance, January 1, 1995                           $143,625   $130,933   $409,638      $  (2,161)   $   (781)   $(13,581)  $667,673
Issuance of 340,915 common shares
 in connection
     with Employee Benefit Plan, net
      of discount on
     Dividend Reinvestment Plan                       1,705      5,231          -              -           -           -      6,936
Issuance of 12,095 shares of restricted
 common stock                                            61        347          -           (321)          -           -         87
Repurchase of 1,448,152 shares of common stock       (7,240)   (45,748)         -              -           -           -    (52,988)
Amortization of deferred compensation on
     restricted stock                                     -          -          -            883           -           -        883
Reduction in Employee Stock Ownership Plan
     obligation                                           -          -          -              -          90           -         90
Net income                                                -          -     78,788              -           -           -     78,788
Cash dividends declared ($.78 per common share)           -          -    (20,067)             -           -           -    (20,067)
Cash dividends declared by pooled company                 -          -       (908)             -           -           -       (908)
Change in net unrealized gains (losses)
 on securities
     available for sale, net of tax                       -          -          -              -           -      13,003     13,003
Other                                                     -        631          -              -           -           -        631
-----------------------------------------------------------------------------------------------------------------------------------
BALANCE, SEPTEMBER 30, 1995                        $138,151   $ 91,394   $467,451      $  (1,599)   $   (691)   $   (578)  $694,128
===================================================================================================================================

See notes to supplemental consolidated financial statements.

                                      99-3

FIRST AMERICAN CORPORATION
          AND SUBSIDIARIES

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                NINE MONTHS ENDED
                                                                                   SEPTEMBER 30
                                                                               1995           1994
                                                                           -----------    -----------
                                                                                  (IN THOUSANDS)

OPERATING ACTIVITIES
    Net income                                                             $    78,788    $    71,691
    Adjustments to reconcile net income to net cash provided by operating activities:
          Provision for loan losses                                                 83             79
          Depreciation of premises and equipment                                10,378         10,692
          Amortization of intangible assets                                      2,918          2,949
          Other amortization (accretion), net                                   (5,263)            91
          Deferred income tax expense                                            8,903          1,512
          Net realized (gain) loss and write-down on securities                   (568)           284
          Net gain on sales of premises and equipment                              (31)          (170)
          Change in assets and liabilities, net of effects from purchase of bank subsidiary:
                Increase in accrued interest receivable                         (4,254)        (2,756)
                Increase in accrued interest payable                            18,109          9,541
                Increase in trading account securities                         (25,011)        (6,377)
                (Increase) decrease in other assets                                649        (19,078)
                Increase in other liabilities                                   78,967         51,320
-----------------------------------------------------------------------------------------------------
       Net cash provided by operating activities                               163,668        119,778
-----------------------------------------------------------------------------------------------------
INVESTING ACTIVITIES
    Net (increase) decrease in time deposits with other banks                    2,636         (1,971)
    Proceeds from sales of securities available for sale                       651,280      1,313,729
    Proceeds from maturities of securities available for sale                  118,088        150,041
    Purchases of securities available for sale                                (723,898)      (789,847)
    Proceeds from maturities of securities held to maturity                    214,632        165,285
    Purchases of securities held to maturity                                  (196,323)      (812,572)
    Net (increase) decrease in Federal funds sold and securities
      purchased under agreements to resell                                     (75,187)        66,778
    Net increase in loans                                                     (701,409)      (318,677)
    Purchase of bank subsidiary, net of cash acquired                             --           (1,784)
    Proceeds from sales of premises and equipment                                  201            882
    Purchases of premises and equipment                                        (19,520)       (14,214)
-----------------------------------------------------------------------------------------------------
       Net cash used in investing activities                                  (729,500)      (242,350)
-----------------------------------------------------------------------------------------------------
FINANCING ACTIVITIES
    Net increase in deposits                                                   416,422         11,845
    Net increase (decrease) in short-term borrowings                           143,242        (63,908)
    Net advances from Federal Home Loan Bank                                     7,922         98,292
    Redemption of 7 5/8% debentures at 101.22%                                    --          (13,759)
    Net repayment of other long-term debt                                         (446)
    Net proceeds from issuance of common stock                                   7,023          1,818
    Cash dividends paid                                                        (20,975)       (17,259)
    Repurchase of common stock                                                 (52,988)          --
    Other                                                                        1,581          1,810
-----------------------------------------------------------------------------------------------------
       Net cash provided by financing activities                               501,781         18,839
-----------------------------------------------------------------------------------------------------
    Decrease in cash and due from banks                                        (64,051)      (103,733)
    Adjustment for change in fiscal year of pooled company                        --           (1,307)
    Cash and due from banks, January 1                                         513,916        515,122
-----------------------------------------------------------------------------------------------------
    Cash and due from banks, September 30                                  $   449,865    $   410,082
=====================================================================================================
    Cash paid during the period for:
       Interest expense                                                    $   205,067    $   139,167
       Income taxes                                                             28,711         45,833
    Noncash investing activities:
       Foreclosures                                                              1,012          1,463
       Securities transferred to held to maturity from
          available for sale                                                      --          203,764
-----------------------------------------------------------------------------------------------------

See notes to supplemental consolidated financial statements.

                                      99-4

FIRST AMERICAN CORPORATION
          AND SUBSIDIARIES

NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

(1)   BASIS OF PRESENTATION
      The supplemental interim consolidated financial statements should be read in conjunction with the supplemental consolidated financial statements and notes thereto presented in the Corporation's 1994 Annual Report to Shareholders as revised to give retroactive effect to the merger with Heritage as discussed below. The supplemental quarterly consolidated financial statements reflect all adjustments which are, in the opinion of management, necessary for a fair presentation of the results for interim periods. All such adjustments are of a normal recurring nature. Certain prior year amounts have been reclassified to conform with current year presentation. The results for interim periods are not necessarily indicative of results to be expected for the complete fiscal year.
      These supplemental interim consolidated financial statements give retroactive effect to the merger with Heritage Federal Bancshares, Inc., (Heritage) on November 1, 1995, in a transaction accounted for as a pooling-of-interests. The supplemental consolidated financial statements have been restated for all periods presented as if Heritage and the Corporation had always been combined. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for as a pooling-of-interests in financial statements that do not include the date of consummation. These financial statements do not extend through the date of consummation; however, they will become the historical financial statements of the Corporation upon issuance of the financial statements for the period that includes the date of the transaction.
      Prior to the combination, Heritage's fiscal year ended June 30. In recording the pooling-of-interests combination, Heritage's financial statements for the 12 months ended December 31, 1994, were combined with the Corporation's financial statements for the same period and Heritage's financial statements for the years ended June 30, 1993 and 1992 were combined with the Corporation's financial statements for the years ended December 31, 1993 and 1992, respectively. An adjustment has been made to shareholders' equity as of September 30, 1994, to include Heritage's results of operations for the six months ended December 31, 1993.

(2)   NONPERFORMING ASSETS
      Nonperforming assets were as follows:

                                                                                    SEPTEMBER 30          December 31
---------------------------------------------------------------------------------------------------------------------
       (in thousands)                                                             1995          1994            1994
---------------------------------------------------------------------------------------------------------------------
Non-accrual loans                                                               $ 16,460      $ 14,269       $ 11,674
Foreclosed properties                                                              8,909        14,045         10,091
---------------------------------------------------------------------------------------------------------------------
    Total nonperforming assets                                                  $ 25,369      $ 28,314       $ 21,765
=====================================================================================================================
90 days or more past due
    on accrual                                                                  $  4,245      $  3,822       $  4,530
=====================================================================================================================
Nonperforming assets as a percent of loans and
    foreclosed properties (excluding 90 days or
    more past due on accrual)                                                        .43%          .56%           .42%
=====================================================================================================================


                                      99-5

(3)    ALLOWANCE FOR POSSIBLE LOAN LOSSES
       Transactions in the allowance for possible loan losses were as follows:

                                                                                                 NINE MONTHS ENDED
                                                                                                    SEPTEMBER 30
---------------------------------------------------------------------------------------------------------------------
       (in thousands)                                                                           1995            1994
---------------------------------------------------------------------------------------------------------------------
Balance, January 1                                                                            $129,436       $136,512
Provision (credited) charged to operating expenses                                                  83             79
Allowance of subsidiary purchased                                                                -                323
---------------------------------------------------------------------------------------------------------------------
                                                                                               129,519        136,914
---------------------------------------------------------------------------------------------------------------------
Loans charged off                                                                               12,057         11,135
Recoveries of loans previously charged off                                                     (11,372)       (13,690)
---------------------------------------------------------------------------------------------------------------------
Net charge-offs (recoveries)                                                                       685         (2,555)
---------------------------------------------------------------------------------------------------------------------
Adjustment for change in fiscal year of pooled company                                           -                411
---------------------------------------------------------------------------------------------------------------------
Balance, September 30                                                                         $128,834       $139,880
=====================================================================================================================

Allowance ratios were as follows:

                                                                                                  NINE MONTHS ENDED
                                                                                                     SEPTEMBER 30
---------------------------------------------------------------------------------------------------------------------
                                                                                                1995            1994
---------------------------------------------------------------------------------------------------------------------
Allowance end of period to net loans outstanding                                                  2.19%          2.79%
Net charge-offs (recoveries) to average loans (annualized)                                         .02           (.07)
=====================================================================================================================

(4)    LONG-TERM DEBT
       On January 31, 1994, the Corporation redeemed the remaining balance of approximately $13.6 million of its 7 5/8% debentures due in 2002, at a price of 101.22%.
       The Corporation borrowed $100.0 million from the Federal Home Loan Bank on December 29, 1994. The advance has a maturity of three years and interest which is payable and reprices monthly based on LIBOR. The Corporation borrowed $108.5 million from the Federal Home Loan Bank on September 29, 1995. The advance has a maturity of three years and interest which is payable and reprices monthly based on LIBOR. Also on September 29, 1995, the Corporation prepaid a $100 million variable rate Federal Home Loan Bank advance which had an original maturity of August 2, 1997.
       At September 30, 1995, the average interest rate on the $208.5 million of Federal Home Loan Bank advances was 5.875%.

(5)    ACQUISITIONS
       In September 1995, First American Enterprises, a wholly-owned subsidiary of the Corporation, entered into an agreement to purchase 49% of the stock of The SSI Group, Inc. (SSI), for approximately $8.6 million. SSI provides healthcare payments processing. The transaction is expected to be completed during the first quarter of 1996, subject to approval by regulatory authorities. The transaction is anticipated to be accounted for under the equity method of accounting.
       In July 1995, the Corporation signed a definitive merger agreement under which all of the outstanding shares including shares from the expected conversions of convertible debentures and convertible preferred stock of First City Bancorp, Inc. (First City) will be exchanged for approximately $47 million of First American Corporation's stock. Of the total First American Corporation common stock to be exchanged in the transaction, up to 80% is anticipated to be repurchased in the open market. First City is a bank holding company which operates First City Bank and Citizens Bank, both Tennessee state chartered banks, and Tennessee Credit Corporation, a consumer finance company. As of September 30, 1995, First City had $347.6 million in assets, 11 banking offices, and nine consumer finance locations in the middle Tennessee area. The merger is expected to be completed during the first quarter of 1996, subject to approval by regulatory authorities and by First City's shareholders. The transaction is anticipated to be accounted for as a purchase.

                                      99-6

       In May 1995, the Corporation signed a definitive merger agreement under which all of the outstanding shares of Charter Federal Savings Bank (Charter) will be exchanged for approximately $79 million of First American Corporation common stock. Up to 100% of the total Corporation shares to be exchanged in the transaction will be repurchased in the open market. Charter is a federal savings bank headquartered in Bristol, Virginia with $745.5 million in assets at September 30, 1995, and 27 branches (eight in Knoxville, Tennessee; five in Bristol, Tennessee and Bristol, Virginia; and 14 in other locations in southwestern Virginia). The merger is expected to be completed during the fourth quarter of 1995, subject to approval by regulatory authorities and by Charter's shareholders. The transaction is anticipated to be accounted for as a purchase.
       Since the execution of the original merger agreement, Charter has filed a lawsuit against the United States government seeking damages for breach of contract and unlawful taking of property arising out of the revocation by the United States of Charter's right to treat supervisory goodwill as an asset for regulatory purposes. On October 11, 1995, the merger agreement was amended to provide that Charter's shareholders may receive additional consideration consisting of shares of First American Corporation's stock with value equal to 50% of any goodwill litigation recovery, net of certain related expenses including federal and state income taxes, received within five years of approval of the merger by the Office of Thrift Supervision. Additionally, Charter has agreed to waive its right to terminate the merger agreement if the fair market value of First American Corporation stock is above $43.50 per share.
       Effective November 1, 1995, the Corporation completed the merger with Heritage by exchanging approximately 2.9 million shares of First American Corporation common stock for all of the outstanding shares of Heritage. Heritage was the holding company for Heritage Federal Bank for Savings, a federal savings bank with $526.5 million in assets and 13 offices primarily in the East Tennessee areas of Tri-Cities, Anderson County, and Roane County. In conjunction with the acquisition, Heritage Federal Bank for Savings was merged into First American National Bank. The transaction is accounted for as a pooling-of-interests and, accordingly, the accompanying supplemental consolidated financial statements have been restated to include the results of Heritage for all periods presented. After-tax merger expenses related to the acquisition totalled approximately $7.0 million, comprised primarily of severance, systems conversions, investment banking and other professional fees, and recapture of tax bad debt reserve, and were recognized predominantly after September 30, 1995.
       On April 1, 1994, the Corporation consummated its purchase of all of the outstanding shares of Fidelity Crossville Corp. (FCC), the parent company of First Fidelity Savings Bank, F.S.B. (First Fidelity) located in Crossville, Tennessee, for $6.5 million. First Fidelity was a federal stock savings bank with offices in Crossville and Fairfield Glade, Tennessee with total assets of $48.7 million on March 31, 1994. In conjunction with the acquisition, First Fidelity was merged into First American National Bank and First Fidelity's two offices became branches of First American National Bank. The transaction was accounted for as a purchase.

(6)    ACCOUNTING MATTERS
       During 1993, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 114, "Accounting by Creditors for Impairment of a Loan." SFAS No. 114 was amended in 1994 by SFAS No. 118, "Accounting by Creditors for Impairment of a Loan--Income Recognition and Disclosures." These pronouncements apply to all loans except for large groups of smaller balance homogeneous loans that are collectively evaluated for impairment including credit card, residential mortgage, and consumer installment loans. The Statements also do not apply to loans that are measured at fair value or the lower of cost or fair value, leases, and debt securities as defined by SFAS No. 115.
       A loan is impaired when it is probable that the Corporation will be unable to collect the scheduled payments of principal and interest due under the contractual terms of the loan agreement. Generally, impaired loans must be measured at the present value of expected future cash flows discounted at the loan's effective interest rate, at the loan's observable market price, or the fair value of the collateral if the loan is collateral dependent. If the measure of the impaired loan is less than the recorded investment in the loan, a creditor shall recognize an impairment by creating a valuation allowance with a corresponding charge to the provision for loan losses or by adjusting an existing valuation allowance for the impaired loan with a corresponding charge or credit to the provision for loan losses.

                                      99-7

       The Corporation adopted SFAS Nos. 114 and 118 effective January 1, 1995, on a prospective basis. The adoption of the pronouncements had no material impact on the Corporation's consolidated financial statements. The impact to historical and current amounts related to in-substance foreclosures was not material, and accordingly, historical amounts have not been restated.
       The Corporation's consumer loans are currently divided into various groups of smaller-balance homogeneous loans that are collectively evaluated for impairment and, thus, not subject to the provisions of SFAS Nos. 114 and 118. Substantially all other loans of the Corporation are evaluated for impairment under the provisions of SFAS Nos. 114 and 118. Most of the Corporation's impaired loans are measured on a loan-by-loan basis.
       The Corporation considers all loans on non-accrual status to be impaired. Commercial loans are placed on non-accrual status when doubt as to timely collection of principal or interest exists, or when principal or interest is past due 90 days or more unless such loans are well-secured and in the process of collection. Delays or shortfalls in loan payments are evaluated along with various other factors to determine if a loan is impaired. Generally, delinquencies under 90 days are considered insignificant unless certain other factors are present which indicate impairment is probable. The decision to place a loan on non-accrual status is also based on an evaluation of the borrower's financial condition, collateral, liquidation value, and other factors that affect the borrower's ability to pay.
       Generally, at the time a loan is placed on non-accrual status, all interest accrued and uncollected on the loan in the current fiscal year is reversed from income, and all interest accrued and uncollected from the prior year is charged off against the allowance for possible loan losses. Thereafter, interest on non-accrual loans is recognized as interest income only to the extent that cash is received and future collection of principal is not in doubt. If the collectibility of outstanding principal is doubtful, such interest received is applied as a reduction of principal. A non-accrual loan may be restored to an accruing status when principal and interest are no longer past due and unpaid and future collection of principal and interest on a timely basis is not in doubt.
       Loans not on non-accrual status are classified as impaired in certain cases when there is inadequate protection by the current net worth and financial capacity of the borrower or of the collateral pledged, if any. In those cases, such loans have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt, and if such deficiencies are not corrected, there is a probability that the Corporation will sustain some loss. In such cases, interest income continues to accrue as long as the loan does not meet the Corporation's criteria for non-accrual status.
       Generally, the Corporation also classifies as impaired any loans whose terms have been modified in a troubled debt restructuring after January 1, 1995. Interest is generally accrued on such loans that continue to meet the modified terms of their loan agreements.
       The Corporation's charge-off policy for impaired loans is similar to its charge-off policy for all loans in that loans are charged off in the month when they are considered uncollectible.
       The impaired loans and related loan loss reserve amounts at September 30, 1995 follow:

                                                                        AS OF SEPTEMBER 30, 1995
-------------------------------------------------------------------------------------------------
                                                                         RECORDED
                                                                        INVESTMENT      LOAN LOSS
       (in thousands)                                                      LOANS         RESERVE
-------------------------------------------------------------------------------------------------
Impaired loans with loan loss reserves                                   $ 15,183        $  4,014
Impaired loans with no loan loss reserves                                  15,018             -
-------------------------------------------------------------------------------------------------
       Total                                                             $ 30,201        $  4,014
=================================================================================================

       The above loan loss reserves were primarily determined using the fair value of the loans' collateral.

                                      99-8

       The following details the average recorded investment in impaired loans for the quarter and nine months ended September 30, 1995, and the related total amount of interest income recognized on the accrual and cash basis during those periods that such loans were impaired.

                                                                                               FOR THE PERIODS ENDED
                                                                                                SEPTEMBER 30, 1995
---------------------------------------------------------------------------------------------------------------------
                                                                                                               NINE
       (in thousands)                                                                          QUARTER        MONTHS
---------------------------------------------------------------------------------------------------------------------
Average recorded investment in impaired loans                                                 $ 32,253       $ 29,210
=====================================================================================================================
Interest income recognized on impaired loans

    Accrual basis                                                                             $    283       $    837
    Cash basis                                                                                      48            141
---------------------------------------------------------------------------------------------------------------------
       Total                                                                                  $    331       $    978
=====================================================================================================================

       During March 1995, the FASB issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," which must be adopted by the Corporation by January 1, 1996. SFAS No. 121 establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used and for long-lived assets and certain identifiable intangibles to be disposed of. At this time the Corporation is evaluating when and how it will adopt SFAS No. 121. Adoption of SFAS No. 121 is not expected to have a material effect on the Corporation's consolidated financial statements.
       During May 1995, the FASB issued SFAS No. 122, "Accounting for Mortgage Servicing Rights--An Amendment of FASB Statement No. 65." SFAS No. 122 amends SFAS No. 65, "Accounting for Certain Mortgage Banking Activities," to require that rights to service mortgage loans for others be recognized as separate assets, however those servicing rights are acquired. An enterprise that acquires mortgage servicing rights through either the purchase or origination of mortgage loans and sells or securitizes those loans with servicing rights retained should allocate the total cost of the mortgage loans to the mortgage servicing rights and the loans (without the mortgage servicing rights) based on their relative fair values. SFAS No. 122 also requires that capitalized mortgage servicing rights be assessed for impairment based on the fair value of those rights. SFAS No. 122 must be adopted by the Corporation by January 1, 1996, and applies prospectively to transactions in which an enterprise sells or securitizes mortgage loans with servicing rights retained and to impairment evaluations of all amounts capitalized as mortgage servicing rights, including those purchased before the adoption of SFAS 122. At this time the Corporation is evaluating when and how it will adopt SFAS No. 122, as well as the possible financial impact of the statement on the Corporation's consolidated financial statements.

(7)    EARNINGS PER COMMON SHARE
       Earnings per common share amounts are computed by dividing net income by the weighted average number of common shares outstanding during each respective period.

(8)    COMMON STOCK
       The Corporation purchased 1.4 million shares of First American Corporation stock in the open market during the first nine months of 1995 at a total cost of $53.0 million. Under Tennessee law, such repurchased shares have been recognized as authorized but unissued. Accordingly, the excess of the purchase price over par has been reflected as a reduction from capital surplus.

                                      99-9